EXHIBIT 107

Calculation of Filing Fee Tables

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FORM S-3

(Form Type)

LIGHTPATH TECHNOLOGIES INC.

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A common stock, par value $0.01 per share	Rule 457(o)	(1)	-	(2)(3)	$92.70	(4)
	Other	Warrants	Rule 457(o)	(1)	-	(2)(3)	$92.70	(4)
	Other	Units	Rule 457(o)	(1)	-	(2)(3)	$92.70	(4)
				(1)		$75,800,000	$92.70	$7,026.66
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$75,800,000		$7,026.66
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$7,026.66

(1)

There is being registered hereunder an indeterminate number of shares of (a) Class A common stock, (b) warrants to purchase Class A common stock, and (c) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There are also being registered hereunder an indeterminate number of shares, at indeterminate prices, of Class A common stock as shall be issuable upon the exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $75,800,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional securities that may be offered or issued in connection with any stock splits, stock dividends, or similar transactions.

(2)

The proposed maximum offering price per share and proposed maximum aggregate offering price for each type of security will be determined from time to time by the Registrant in connection with, and at the time of, the issuance of by the Registrant of the securities registered hereunder.

(3)	The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

(4)	Calculated in accordance with Rule 457(o) under the Securities